UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2015

AJS BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55083	90-1022599
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (708) 687-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           AJS Bancorp, Inc. (the “Company”) announced that effective August 14, 2015, Pamela Favero will resign as the Interim Chief Financial Officer of the Company and its wholly owned subsidiary, A.J. Smith Federal Savings Bank (the “Bank”) to take a position at another financial institution. Ms. Favero had no disagreement with the Company or the Bank that led to her resignation.

(c)           The Company also announced that effective August 14, 2015, Thomas R. Butkus, age 67, will be appointed Chief Financial Officer of the Company and the Bank.

Mr. Butkus is the President, Chief Executive Officer and Chairman of the Boards of Directors of the Company and the Bank. He has been employed with the Bank since 1972. He has served as the Bank’s Chief Executive Officer and Chairman of the Board since 1988 and President, Chief Executive Officer and Chairman of the Board of the Company (including its predecessor) since 2001. Mr. Butkus also served as the Bank’s President from 1982 to 2002 and resumed his position as President in 2010.  He has over 42 years of community banking experience. Mr. Butkus was chosen to serve as a director because of his extensive experience in a variety of roles at the Bank which provides a broad and unique perspective on the challenges facing the organization and its business strategies and operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AJS BANCORP, INC. (Registrant)
DATE: July 31, 2015	By:	/s/ Thomas R. Butkus
Thomas R. Butkus
Chairman, President and Chief Executive Officer